STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

C. MURPHY HEBERT
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Business Entity - Filing Acknowledgement

11/18/2025

Work Order Item Number: W2025111801150-4858815
Filing Number: 20255318889
Filing Type: Amendment After Issuance of Stock
Filing Date/Time: 11/17/2025 3:34:00 PM
Filing Page(s): 8

Indexed Entity Information:

Entity ID: E0499622013-4

Entity Name: NIGHTFOOD HOLDINGS, INC

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
NEVADA AGENCY AND TRANSFER COMPANY
50 West Liberty Street, Suite 880, Reno, NV 89501, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number E0499622013-4
FVAguilar Secretary of State State Of Nevada	Filing Number 20255318889
	Filed On 11/17/2025 3:34:00 PM
	Number of Pages 7

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Nightfood Holdings, Inc.

Entity or Nevada Business Identification Number (NVID): NV20131608234

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 50.1%

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes) ______

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 11/19/2025 Time: 12:00 PM (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) increase the authorized number of shares of Common Stock - see attached (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] Signature of Officer or Authorized Signer — CEO Title X ______ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

ACTION BY UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF NIGHTFOOD HOLDINGS, INC.

Dated as of Oct 8, 2025

The undersigned, being all of the members of the board of directors (the "**Board**") of Nightfood Holdings, Inc., a Nevada corporation (the "**Company**"), acting pursuant to Section 78.315 of the Nevada Revised Statutes, do hereby waive the calling and convening of a meeting, and consent to adopt the following resolutions by this written consent, all of which shall be deemed effective as the date hereof.

WHEREAS, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to increase the authorized shares of the Company's common stock (the "**Common Stock**"), par value $0.001 per share, from 200,000,000 to 900,000,000 (the "**Increase in Authorized Capital**") by filing a certificate of change with the state of Nevada, attached hereto as Exhibit A (the "**Certificate of Change of the Increase in Authorized Capital**"), to effect such Increase in Authorized Capital.

NOW, THEREFORE, LET IT BE:

RESOLVED, that the Board, subject to stockholder approval, declares it advisable and in the best interests of the Company to file the Certificate of Change of the Increase in Authorized Capital of the Company to effect the Increase in Authorized Capital; and be it further

RESOLVED, that the Certificate of Change of the Increase in Authorized Capital are hereby adopted and approved, subject to the approval of such certificates by the stockholders of the Company; and be it further

RESOLVED, that, upon approval by the stockholders of the Company, the executive officers of the Company (each such person, an "**Authorized Officer**") be, and each of them hereby is, authorized to execute, deliver and file the Certificate of Change of the Increase in Authorized Capital with the Secretary of State of Nevada and to pay any fees related to such filing; and be it further

RESOLVED, that the Board hereby reserves the right to abandon the Increase in Authorized Capital and not to file the Certificate of Change of the Increase in Authorized Capital, as applicable, even if approved by the stockholders, if the Board, in its discretion, determines that the Increase in Authorized Capital are no longer in the best interests of the Company or its stockholders; and be it further

RESOLVED, that the Board hereby recommends that the stockholders approve and adopt the Certificate of Change of the Increase in Authorized Capital; and be it further

RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and empowered to prepare, execute and file, or cause to be prepared, executed and filed, all reports, schedules, statements, documents and information required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder in connection with the Increase in Authorized Capital, including, without limitation, reports relating to certain current events on Form 8-K and a

preliminary and definitive information statement (the "**Information Statement**") substantially in the form of and attached hereto as Exhibit B; and be it further

RESOLVED, that the close of business on October 7, 2025 (the "**Record Date**"), be, and hereby is, fixed as the record date for the determination of stockholders of record of the Company entitled to receive a copy of the Information Statement; and be it further

RESOLVED, that the Authorized Officers be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Company to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests, or other instruments, and to do any and all things which, in any such officer's judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability; and be it further

RESOLVED, that all actions heretofore taken by the officers of the Company in furtherance of the foregoing resolutions be, and they hereby are, ratified, confirmed and approved in all respects; and be it further

RESOLVED, that the action taken by this consent shall have the same force and effect as if taken at a meeting of the Board, duly called; and be it further

RESOLVED, that this consent may be signed in one or more counterparts, each of which shall be considered an original, and all of which together shall be deemed one instrument and may be delivered to the Company by facsimile or by e-mail which contains a portable document format (.pdf) file of an executed signature page; and be it further

RESOLVED, that this written consent shall be filed in the minutes of the proceedings of the Board and become part of the records of the Company.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board, do hereby execute this consent effective as of the date first above written.

DocuSigned by:
CHRISTOPHER H DIETERICH
4733AB5A13E74F5...
Chris Dieterrich, Director

Signed by:
Jamie Steigerwald
2EE4DCA48E8E45B...
Jamie Steigerwald, Director

Signed by:
B103ECCB7534429...
Lei Sonny Wang, Director

DocuSigned by:
Ried Floco
0D6B4DF0CC71408...
Ried Floco, Director

DocuSigned by:
Tom Morse
A9EFC2D91339435...
Thomas Morse, Director

EXHIBIT A

CERTIFICATE OF CHANGE OF THE INCREASE IN AUTHORIZED CAPITAL

EXHIBIT B

INFORMATION STATEMENT

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

NIGHTFOOD HOLDINGS, INC

Nevada Business Identification # NV20131608234
Expiration Date: 10/31/2026

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 11/18/2025.

Certificate Number: B202511186285589
You may verify this certificate online at https://www.nvsilverflume.gov/home

FRANCISCO V. AGUILAR
Secretary of State